EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

                           Lake & Associates CPA's LLC

                          Certified Public Accountants


The Board of Directors

THEWEBDIGEST CORP.


Gentlemen:

This letter will authorize you to include the Audit of your company dated April 16, 2008 for the year ended December 31, 2007 in the Registration Statement Form S-1 to be filed with the Securities and Exchange Commission.


Yours Truly,


/s/ Lake & Associates CPA's LLC

Lake & Associates CPA's LLC

20283 State Road 7  Suite #300

Boca Raton FL 33498

September 22, 2008